Exhibit (d)(xi)

FORM OF AMENDMENT NO. 8

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of April 17, 2006, to the Combined Investment Advisory Agreement dated June 13, 2003 (the “Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series, and Munder Series Trust II (“MST II”) (f/k/a The Munder Framlington Funds Trust), on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware partnership.

WHEREAS, the name of the Munder Institutional Money Market Fund was changed to Institutional Money Market Fund effective September 26, 2005;

WHEREAS, the Munder Michigan Tax-Free Bond Fund was liquidated effective March 17, 2006;

WHEREAS, the name of the Munder Power Plus Fund was changed to Munder Energy Fund effective April 16, 2006; and

WHEREAS, the parties each desire to amend the Agreement to reflect such events.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of April 17, 2006.

2. Schedules B1 and B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B1 and B2 dated as of April 17, 2006.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II	MUNDER CAPITAL MANAGEMENT

By:	By:
Stephen J. Shenkenberg		Peter K. Hoglund
Vice President and Secretary		Chief Administrative Officer

SCHEDULE A

April 17, 2006

Munder Series Trust
Institutional Money Market Fund
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Energy Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder Internet Fund
Munder Large-Cap Core Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II
Munder Healthcare Fund

SCHEDULE B1

As of April 17, 2006

Annual Fees (as a Percentage of Average Daily Net Assets)
Munder Energy Fund	0.75%
Munder Healthcare Fund	1.00% of average daily net assets up to $250 million; plus 0.75% of average daily net assets of $250 million or more
Munder Internet Fund	1.00% of the first $1 billion of average daily net assets; and 0.90% of average daily net assets in excess of $1 billion
Munder Micro-Cap Equity Fund	1.00%
Munder Technology Fund	1.00% of the first $300,000,000 of average daily net assets; 0.90% of average daily net assets from $300,000,001 to $1 billion; and 0.80% of average daily net assets in excess of $1 billion

SCHEDULE B2

As of April 17, 2006

Annual Fees (as a Percentage of Average Daily Net Assets)
Institutional Money Market Fund	0.20%
Liquidity Money Market Fund	0.35%
Munder Balanced Fund	0.65%
Munder Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder Cash Investment Fund	0.35%
Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder International Bond Fund	0.50%
Munder International Equity Fund	0.75%
Munder Large-Cap Core Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion
Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million
Munder Mid-Cap Core Growth Fund	0.75%
Munder Real Estate Equity Investment Fund	0.74%
Munder Small-Cap Value Fund	0.75%
Munder Small-Mid Cap Fund	0.75%
Munder Tax-Free Money Market Fund	0.35%
Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million